FOR IMMEDIATE RELEASE

Deyu Agriculture Appoints New CFO and Secretary of the Board of Directors

BEIJING, China – January 10, 2011 --Deyu Agriculture Corp. (OTC Bulletin Board: DEYU), a vertically integrated producer, processor, marketer and distributor of organic and other agricultural products made from corn and grains, today announced the appointment of Charlie Lin as Chief Financial Officer and Michael Han as Secretary of the Board of Directors.

“We are pleased that Mr. Lin has joined our management team,” said, Mr. Jianming Hao, Chairman and Chief Executive Officer of Deyu Agriculture. “He has significant experience in financial management, strategic planning, operations and manufacturing. We believe that Mr. Lin’s background and skill set will significantly benefit Deyu and our shareholders as we continue to implement our growth strategies.”

Mr. Lin said, “Deyu has many exciting opportunities ahead as it addresses growing demand for natural, green, and organic foods in China and pursues its strategy of becoming a higher value added grain based food processing company. I am pleased to join Deyu and look forward to leading the finance team and working with Deyu’s investors.”

Prior to joining Deyu Agriculture, Mr. Lin was Corporate Controller for Microfabrica Inc., a leading developer of micro devices, where he  was the senior executive in charge of the company’s accounting and finance, strategic planning, corporate finance and investor relations activities. Previously, he served as divisional CFO at Ricon Corporation, a division of Wabtec Corporation, a manufacturer of equipment and components for the rail and public transit industry. At Rincon, Mr. Lin was responsible for leading the company’s transition from private to public ownership and for its corporate development activities. He also held financial and operational management positions at two contract manufacturing companies. Mr. Lin, who is a CPA and CMA, graduated from the University of Wisconsin with a BS and an MS in Accounting.

Mr. Lin replaces David Lethem, who resigned to pursue other opportunities. “We would like to thank Mr. Lethem for his valuable service to Deyu and wish him the best in his future endeavors," said Mr. Hao.

Deyu also announced today that Michael Han will join its Board of Directors as Secretary. “Mr. Han is a strong addition to our Board of Directors,” said Mr. Hao. “He brings a wealth of experience having held various senior level positions at industry leading electronics and industrial companies. His deep expertise in manufacturing, human resources, sales and finance will benefit Deyu as we continue to execute on our growth plans in the coming years.”

Mr. Han has over 18 years of professional experience. Most recently, he was Vice President of Administration at General Circuits Beijing Ltd., a subsidiary of Vivace Semiconductor, He also held a position as a senior sales executive at Shougang NEC Electronics Co., Ltd. and a senior engineer at the China state-owned steel manufacturing company, Shougang Corporation.  Mr. Han has an MBA from Tsinghua University and a BS from the College of Beijing Iron & Steel Technology.

About Deyu Agriculture
Deyu Agriculture Corp. is a vertically integrated producer, processor, marketer and distributor of organic and other agricultural products made from corn and grains operating in the Shanxi Province of the People’s Republic of China. Deyu has access to over 109,000 acres of farmland in the Shanxi Province for breeding, cultivating, processing, warehousing, and distributing grain and corn products. Deyu has an extensive retail distribution network of more than 10,000 retail stores across China. Deyu Agriculture’s web site is located at www.deyuagri.com.

Safe Harbor Statements
This press release contains forward-looking statements made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements are based upon the current plans, estimates and projections of Deyu Agriculture's management and are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. Such statements include, among others, those concerning market and industry segment growth and demand and acceptance of new and existing products; any projections of sales, earnings, revenue, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; uncertainties related to conducting business in China, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Therefore, you should not place undue reliance on these forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in China, general economic conditions; geopolitical events and regulatory changes, availability of capital, changes in the agricultural industry, the Company’s ability to maintain its competitive position. Additional Information regarding risks can be found in the Company's Quarterly Report on Form 10-Q and in the Company's recently filed Prospectus filed pursuant to Rule 424(b)(3) with the SEC.

Investor Inquiries:
Company Contact:
Charlie Lin, Chief Financial Officer
Deyu Agriculture Corp.
Tel: +1-626-242-5292
E-mail: charlie@china-deyu.com

Investor Relations Contact:
Larry Clark, Senior Vice President
Financial Profiles, Inc.
Tel: +1-310-478-2700 ext. 29
E-mail: lclark@finprofiles.com